Exhibit 10.1

MUTUAL TERMINATION AGREEMENT AND RELEASE

This Mutual Termination and Release Agreement (this “Termination Agreement”) is made and entered into as of August 7, 2026, by and among (a) Yorkville Acquisition Corp., a Cayman Islands exempted Company (“SPAC”), (b) YA S3 Inc., a Florida corporation and an indirect wholly owned subsidiary of SPAC (“SPAC Sub”), (c) Foris Holdings KY Limited, a Cayman Islands exempted company (“Crypto.com”), (d) Crypto.com Strategy Holdings, a Cayman Islands exempted company and an indirect wholly owned subsidiary of Crypto.com (“Crypto.com Sub”), (e) Trump Media & Technology Group Corp., a Florida corporation (“TMTG”), and (f) Yorkville Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”). SPAC, SPAC Sub, Crypto.com, Crypto.com Sub, TMTG, and Sponsor are sometimes referred to herein individually as a “Party” and, collectively, the “Parties.”

RECITALS

WHEREAS, the Parties are party to that certain Business Combination Agreement, dated as of August 25, 2025, and as amended by Amendment No. 1 to the Business Combination Agreement, dated as of October 31, 2025 (as so amended, the “BCA”);

WHEREAS, pursuant to Section 9.1(a) of the BCA, the BCA may be terminated by the mutual written consent of the Parties; and

WHEREAS, the board of directors or equivalent governing body of each of SPAC, Crypto.com and TMTG has each determined that it is in the best interest of such Party and its respective shareholders or stockholders to terminate the BCA in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Termination Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Termination Agreement, and intending to be legally bound thereby, the Parties agree as follows:

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the BCA.

2.	Termination. Pursuant to Section 9.1(a) of the BCA, the Parties hereby agree and acknowledge by mutual written consent that the BCA and all rights, obligations and liabilities of the Parties thereunder are hereby irrevocably terminated effective immediately and of no further force and effect (the “Termination”), and none of the Parties shall have any further rights, remedies, liabilities, duties or obligations under or in connection with the BCA. Notwithstanding the foregoing, the Parties hereby agree that Sections 7.15 and 10.1 and Article XI of the BCA shall survive the Termination. The Parties also acknowledge and agree that each other Ancillary Document (as defined in the BCA), including, without limitation, the Contribution Agreements, the Crypto.com License Agreement, the TMTG License Agreement, the Backstop Agreement, the Sponsor Support Agreement, and the Voting Agreement without limitation and each other document contemplated by or entered into in connection with the BCA, shall be automatically terminated, without further action on the part of the parties thereto, concurrent with the termination of the BCA pursuant hereto.

3.	Waiver and Release. In consideration of the covenants, agreements and undertakings of the Parties set forth herein, effective as of the date of this Termination Agreement, each Party, on behalf of itself and its respective present and former Subsidiaries, Affiliates, officers, directors, stockholders, employees, agents, representatives, successors and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the other Parties and their respective present and former Subsidiaries, Affiliates, officers, directors, stockholders, employees, agents, representatives, successors and assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, damages, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in Law or in equity, which any of such Releasors ever had, now have, or hereafter may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Termination Agreement arising out of or relating to the BCA, the Ancillary Documents or in connection with the transactions contemplated by the BCA, or the Termination (collectively, “Claims”); provided that notwithstanding the foregoing, nothing herein shall release a Party from, and Claims shall not include, the obligations of such Party under (a) this Termination Agreement, or (b) any agreements or arrangements entered into following the date of this Termination Agreement. The Releasors irrevocably covenant not to assert any claim or demand, or commence, institute or voluntarily aid in any way, or cause to be commenced or instituted any proceeding of any kind against any Releasee based upon any Claim.

4.	Public Announcements. Each Party shall consult with the other Parties before issuing any press release or making any public announcement or statement with respect to this Termination Agreement, the BCA or any other transactions contemplated by the BCA, and shall not issue any such press release or make any such public announcement or statement without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that (a) each Party may, without the prior consent of the other Parties, issue any such press release or make any such public announcement, statement or filing as may be required by Law, SEC regulation, or by obligations pursuant to any listing agreement with or rules of Nasdaq in which case, each Party shall provide drafts as soon as reasonably practicable and in any case no later than one business day in advance of any such public announcement, statement or filing; and (b) each Party may, without consultation or consent of the other Parties, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in filings and other communications by such Party with the SEC and Nasdaq, so long as such statements are consistent with previous press releases, public disclosures or public statements made by such Party in compliance with this Termination Agreement.

5.	Representations and Warranties. Each Party represents and warrants to the other Parties that: (a) such Party has all requisite power and authority to enter into this Termination Agreement and to take the actions contemplated hereby; (b) the execution and delivery of this Termination Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of such Party; and (c) this Termination Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

6.	Expenses. All fees, costs and expenses incurred in connection with this Termination Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. The Parties acknowledge that no termination fee is due or shall otherwise be payable by any Party in connection with the Termination.

7.	Entire Agreement. This Termination Agreement is the entire agreement and understanding between and among the Parties with respect to the Termination.

8.	Non-Disparagement. Each Party agrees that it will refrain from making negative or disparaging remarks about the other Party or such other Party’s affiliates or otherwise take any action which could reasonably be expected to adversely affect such Party or such Party’s affiliate’s personal or professional reputation.

9.	Miscellaneous. Sections 11.1 through 11.3, 11.6 through 11.12 and 11.14 (except with respect to the release provided by Section 3 of this Termination Agreement) of the BCA are hereby incorporated by reference and shall apply mutatis mutandis as if set forth at length herein. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Termination Agreement.

[signature page follows]

IN WITNESS WHEREOF, each Party has executed and delivered this Termination Agreement as of the date and year first written above.

SPAC:

YORKVILLE ACQUISITION CORP.

By:	/s/ Troy Rillo
Name: Troy Rillo
Title: Chief Executive Officer

SPAC Sub:

YA S3 INC.

By:	/s/ Troy Rillo
Name: Troy Rillo
Title: President

Sponsor:

YORKVILLE ACQUISITION SPONSOR LLC
By: Yorkville Advisors Global, LP, its Manager
By: Yorkville Advisors Global II, LLC, its General Partner

By:	/s/ Troy Rillo
Name: Troy Rillo
Title: Partner

IN WITNESS WHEREOF, each Party has executed and delivered this Termination Agreement as of the date and year first written above.

Crypto.com:

FORIS HOLDINGS KY LIMITED

By:	/s/ Kris Marszalek
Name: Kris Marszalek
Title: Chief Executive Officer

Crypto.com Sub:

CRYPTO.COM STRATEGY HOLDINGS

By:	/s/ Kris Marszalek
Name: Kris Marszalek
Title: Chief Executive Officer

TMTG:

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:	/s/ Kevin McGurn
Name: Kevin McGurn
Title: Interim Chief Executive Officer